Exhibit 10.3
GOODRICH CORPORATION
PENSION BENEFIT RESTORATION PLAN
As Amended and Restated Generally Effective January 1, 2005
INTRODUCTION
The purpose of this Plan is to provide supplemental pension benefits to certain employees who are or were participants in the Goodrich Corporation Employees’ Pension Plan. The supplemental pension benefits provided by this Plan are intended to provide covered employees with pension benefits that, in the aggregate, will be equal to the pension benefits the employees would receive under the Goodrich Corporation Employees’ Pension Plan if such plan was not subject to certain Internal Revenue Code limitations applicable to qualified retirement plan benefits.
This Plan, currently known as the Goodrich Corporation Pension Benefit Restoration Plan, is hereby amended and restated generally effective January 1, 2005 as set forth herein to reflect among other things, the requirements of the American Jobs Creation Act of 2004. This restatement of the Plan reflects all prior amendments to the Plan and also reflects the fact that the provisions of the Goodrich Corporation Savings Benefit Restoration Plan are contained in a separate document.
ARTICLE I. DEFINITIONS
1.1
“Affiliate” means a corporation which is a member of a controlled group of corporations, as such term is defined in Code Section 1563(a), which includes the Company, or is a corporation, partnership, sole proprietorship, affiliated service group, or other business entity that is under common control with the Company (as determined in accordance with the definition of such terms contained in Code Section 414(b), (c), (m) or (o)), but with respect only to periods of time during which such controlled group status or common control status exists.

1.2
“Beneficiary” means, with respect to Pre-2005 Supplemental Pension Benefits, the same person or persons designated, on a form prescribed by the Company, by an Eligible Employee to receive any death benefits under the Goodrich Retirement Plan. With respect to Post-2004 Supplemental Pension Benefits, Beneficiary means the person or persons designated on a form prescribed by the Company, by an Eligible Employee to receive benefits under the Plan. If an Eligible Employee fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked without execution of a new designation, or if every person designated as Beneficiary predeceases the Eligible Employee or dies prior to complete distribution of the Eligible Employee’s benefits, then the Committee shall direct the distribution of such benefits to the Eligible Employee’s estate.

1.3	“Board” means the Board of Directors of Goodrich Corporation.
1.4	“Change in Control” means a change in control of the Company, as defined in the Goodrich Corporation Management Continuity Agreement, as it may be amended from time to time.
Effective for Plan Years beginning after December 31, 2004, a Change in Control means:
(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company (other than by exercise of a conversion privilege), (2) any acquisition by the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (4) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(b)
Individuals who, as of the effective date of the amended and restated Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(c)
Consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(d)
Consummation of (1) a complete liquidation or dissolution of the Company or (2) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

1.5
“Code” means the Internal Revenue Code of 1986. References to any Section of the Code shall be deemed to refer to such Section as it currently exists or as it may be amended from time to time and shall be read to refer to any Treasury Regulations promulgated under such Section.

1.6	“Committee” means the Goodrich Corporation Benefit Design and Administration Committee, or any designated group with similar responsibilities.
1.7	“Company” means Goodrich Corporation.
1.8
“Eligible Employee” means an individual (a) who is or was an employee of the Company or any Affiliate, (b) who is or was a participant in the Goodrich Retirement Plan, and (c) who is or has been designated as an Eligible Employee by the Board.

1.9	“Goodrich Retirement Plan” means the Goodrich Corporation Employees’ Pension Plan, as it may be amended from time to time, and its predecessors and successors.
1.10
“IRS Limits” means the limitations on qualified retirement plan benefits contained in the Code, including Code Sections 401(a)(17) and 415, as amended from time to time. The Committee, in its sole discretion, may authorize the inclusion of additional Code Sections for purposes of this Plan.

1.11	“Normal Form of Benefit” means the same form of benefit payment, the same benefit commencement date, and the same Beneficiary as elected by an Eligible Employee.
1.12	“Plan” means this Goodrich Corporation Pension Benefit Restoration Plan, as in effect at any time.
1.13	“Post-2004 Supplemental Pension Benefit” means the benefit calculated under Article IV of this Plan.
1.14	“Pre-2005 Supplemental Pension Benefit” means the benefit calculated under Article II of this Plan.
1.15	“Restricted Retirement Allowance” means, for any calendar year, the amount of pension benefits paid to an Eligible Employee from the Goodrich Retirement Plan.
1.16
“Separation from Service” means the date which an Eligible Employee incurs a separation from service with the Company and its Affiliates. For Plan Years beginning after December 31, 2004, separation from service means the termination of employment with the Company and its Affiliates as defined in Code Section 409A.

1.17	“Specified Employee” means an employee of the Company or an Affiliate who is a “specified employee” as defined in Code Section 409A(a)(2)(B)(i).
1.18	“Supplemental Pension Benefit” means the Pre-2005 Supplemental Pension Benefit and the Post-2004 Supplemental Pension Benefit.

1.19
“Total Retirement Allowance” means, for any calendar year, the total amount that would be paid to an Eligible Employee (or to his or her Beneficiary) from the Goodrich Retirement Plan calculated in the following manner:

(a)	By disregarding the IRS Limits contained in the Goodrich Retirement Plan;
(b)
By increasing the Eligible Employee’s “Earnings” under the Goodrich Retirement Plan by the amount of salary reduction contributions made to nonqualified deferred compensation plans maintained by the Company or any Affiliate; and

(c)
In the discretion of the Committee, by giving an Eligible Employee credit for “Vesting Service” and “Benefit Service” under the Goodrich Retirement Plan for all of the Eligible Employee’s service with the Company or any Affiliate (and predecessor companies, if applicable).

ARTICLE II. COMPUTATION OF PRE-2005 SUPPLEMENTAL PENSION BENEFITS
2.1
If an Eligible Employee’s Total Retirement Allowance as of the applicable calendar year prior to January 1, 2005 exceeds the Restricted Retirement Allowance payable to the Eligible Employee as of the applicable calendar year prior to January 1, 2005, the Eligible Employee shall be entitled to receive a Pre-2005 Supplemental Pension Benefit from this Plan equal to the amount of such excess. The Pre-2005 Supplemental Pension Benefits shall be calculated using the Normal Form of Benefit.

ARTICLE III. PAYMENT OF PRE-2005 SUPPLEMENTAL PENSION BENEFITS
3.1
Except as otherwise provided in Section 3.2 or 3.3, Pre-2005 Supplemental Pension Benefits shall be paid in cash at the same time, in the same form, and to the same person or persons receiving the Restricted Retirement Allowance.

3.2
Except as otherwise provided in Section 3.3, an Eligible Employee may elect to have his or her Pre-2005 Supplemental Pension Benefits paid in a single lump sum payment. Lump sum amounts for Eligible Employees shall be paid to the Eligible Employee 90 days after the Eligible Employee’s benefit commencement date under the Goodrich Retirement Plan, or as soon as administratively feasible thereafter. The election of a lump sum payment shall be made in writing and may be delivered to the Committee at any time up to 30 days before the Eligible Employee’s benefit commencement date. Lump sum payments shall be calculated using an immediate annuity factor and the interest rate and mortality table specified in the Goodrich Retirement Plan as of the valuation date. Lump sum payments shall be in lieu of all Pre-2005 Supplemental Pension Benefits, but shall have no effect on the form, timing, or amount of any distribution made from the Goodrich Retirement Plan.

3.3
Notwithstanding the provisions contained in Sections 3.1 and 3.2, effective May 29, 2007, if the sum of (i) an Eligible Employee’s Supplemental Pension Benefit and (ii) all interests of such Eligible Employee under all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2), is not greater than the applicable dollar amount under Code Section 402(g)(1)(B) on the date payments are to commence, the Pre-2005 Supplement Pension Benefit shall be paid to the Eligible Employee in a single lump sum payment. However, the single lump sum payment must result in the termination and liquidation of the Eligible Employee’s entire interest under this Plan and under all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2).

3.4
Pre-2005 Supplemental Pension Benefits under this Plan shall be subject to federal, state, and local laws applicable to income tax withholding. Pre-2005 Supplemental Pension Benefit payments shall be reduced by amounts withheld.

ARTICLE IV. COMPUTATION OF POST-2004 SUPPLEMENTAL PENSION BENEFITS
4.1
If an Eligible Employee’s Total Retirement Allowance as of the applicable calendar year beginning after December 31, 2004 exceeds the Restricted Retirement Allowance payable to the Eligible Employee as of the applicable calendar year beginning after December 31, 2004, the Eligible Employee shall be entitled to receive a Post-2004 Supplemental Pension Benefit from this Plan equal to the amount of such excess. The Post-2004 Supplemental Pension Benefits shall be calculated using the Normal Form of Benefit.

ARTICLE V. PAYMENT OF POST-2004 SUPPLEMENTAL PENSION BENEFITS
5.1
Except as provided in Section 5.3, the Post-2004 Supplemental Pension Benefits of an Eligible Employee shall be paid in a single lump sum payment. If the Eligible Employee is not a Specified Employee, then the lump sum amount shall be paid to the Eligible Employee within 90 days after the Eligible Employee’s Separation from Service. If the Eligible Employee is a Specified Employee, then the lump sum payment shall be paid to the Eligible Employee six months after the Eligible Employee’s Separation from Service; however, if such payment is to be paid to such Eligible Employee’s Beneficiary, the payment shall be paid within 90 days after the Eligible Employee’s death. Lump sum payments shall be calculated using an immediate annuity factor (or, in the case of an Eligible Employee who incurs a Separation from Service prior to attaining age 55, a deferred to age 62 annuity factor) and the interest rate (the “Interest Rate”) and mortality table specified in the Goodrich Retirement Plan and shall be calculated as of the date of the Eligible Employee’s Separation from Service; the calculated amount shall be credited with interest based on the Interest Rate from the date of calculation until the date of payment to the Eligible Employee. The lump sum payment shall have no effect on the form, timing, or amount of any distribution made from the Goodrich Retirement Plan.

5.2
Post-2004 Supplemental Pension Benefits under this Plan shall be subject to federal, state, and local laws applicable to income tax withholding. Post-2004 Supplemental Pension Benefit payments shall be reduced by amounts withheld.

5.3
Notwithstanding the provisions contained in Section 5.1, an Eligible Employee may elect to have certain portions of his or her Post-2004 Supplemental Pension Benefits (such portions to be designated by the Committee and communicated to Eligible Employees from time to time) paid in the form of an annuity; provided, however, any such election shall be effective only if the Eligible Employee incurs a Separation from Service on or after attaining age 55; otherwise, the Eligible Employee’s Post-2004 Supplemental Pension Benefits shall be paid in the form of a lump sum as provided in Section 5.1. If the Eligible Employee is not a Specified Employee, then the annuity shall commence within 90 days after the Eligible Employee’s Separation from Service. If the Eligible Employee is a Specified Employee, then the annuity shall commence six months after the Eligible Employee’s Separation from Service; provided, the first annuity payment shall also include an aggregate payment of the first six months of annuity payments that otherwise would have already been paid but for the application of this six month delayed distribution commencement period.

5.4
Notwithstanding the general distribution election rules under Code Section 409A or the above to the contrary, pursuant to the transition rules set forth in Treasury regulations promulgated pursuant to Code Section 409A and other IRS guidance issued in connection with Code Section 409A thereto, an Eligible Employee shall be permitted to make a new payment election with respect to the form of payment of the Eligible Employee’s Post-2004 Supplemental Pension Benefits, provided, such election (1) is made on or before December 31, 2008, (2) shall apply only to amounts that would not otherwise be payable in 2008, and (3) shall not cause an amount to be paid in 2008, that would not otherwise be payable in such year.

ARTICLE VI. PRE-2005 DEATH BENEFITS
6.1
Except as provided in Section 6.3, if an Eligible Employee dies prior to January 1, 2005 and prior to retirement, his or her surviving spouse shall be entitled to receive a supplemental survivor annuity under this Plan. The amount of the supplemental survivor annuity for any calendar year beginning prior to January 1, 2005 shall be the survivor portion of the excess of the Total Retirement Allowance for any calendar year beginning prior to January 1, 2005 applicable to the surviving spouse over the Restricted Retirement Allowance for any calendar year beginning prior to January 1, 2005 payable to the surviving spouse calculated using the methodology contained in the Goodrich Retirement Plan.

6.2
Pre-2005 death benefits under this Plan for the surviving spouse of an Eligible Employee shall be paid at the same time and in the same form as death benefits are paid to the surviving spouse under the Goodrich Retirement Plan.

6.3
If an Eligible Employee dies after attaining age 55 and completing 5 years of vesting service, the Eligible Employee’s surviving spouse shall receive a lump sum benefit in lieu of the pre-2005 death benefit provided under Section 6.1. The lump sum benefit shall be the survivor portion of the amount the Eligible Employee would have been entitled to receive as a lump sum benefit if the Eligible Employee had retired on the day before his or her death. Lump sum payments to a surviving spouse of an Eligible Employee shall be paid to the surviving spouse 90 days after the surviving spouse’s benefit commencement date under the Goodrich Retirement Plan, or as soon as administratively feasible thereafter.

6.4
Notwithstanding the provisions contained in Article VI, effective May 29, 2007, if an Eligible Employee dies prior to retirement and the sum of (i) the benefits payable to the Eligible Employee’s surviving spouse under the Plan and (ii) all interests of such Eligible Employee’s surviving spouse under all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2), is not greater than the applicable dollar amount under Code Section 402(g)(1)(B) on the date payments are to commence, then such benefits under Article VI shall be paid to the Eligible Employee’s surviving spouse in a single lump sum payment. However, the single lump sum payment must result in the termination and liquidation of the Eligible Employee’s entire interest under this Plan and under all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2).

ARTICLE VII. POST-2004 DEATH BENEFITS
7.1
If an Eligible Employee dies after December 31, 2004 but prior to retirement, his or her surviving spouse shall be entitled to receive a supplemental survivor benefit under this Plan. The amount of the supplemental survivor benefit for any calendar year beginning after December 31, 2004 shall be the survivor portion of the excess of the Total Retirement Allowance for any calendar year beginning after December 31, 2004 applicable to the surviving spouse over the survivor portion of the Restricted Retirement Allowance for any calendar year beginning after December 31, 2004 payable to the surviving spouse calculated using the methodology contained in the Goodrich Retirement Plan.

7.2
Post-2004 death benefits under this Plan for the surviving spouse of an Eligible Employee shall be paid in the same form as would have been paid to the Eligible Employee. The benefit shall be the survivor portion of the amount the Eligible Employee would have been entitled to receive as a benefit if the Eligible Employee had retired on the day before his or her death. The benefit to a surviving spouse of an Eligible Employee shall commence to the surviving spouse within 90 days after the Eligible Employee’s death.

ARTICLE VIII. AMENDMENT AND TERMINATION
8.1
The Board reserves the right to amend this Plan or terminate it at any time; provided, however, that no such amendment or termination shall have the effect of reducing the amount of Supplemental Pension Benefits already accrued prior to such amendment or termination. The Committee may amend the Plan at any time, provided that amendments made by the Committee shall only be valid if the amendments do not materially impact the cost or the nature of the Plan.

8.2
In the event of Plan termination, any amounts which have accrued under the Plan prior to the date of termination shall be paid, as applicable, either in a single lump sum payment or by the delivery of a fully paid-up and non-transferable annuity policy issued by an insurance company, and in either case to the extent applicable, in a manner that is in compliance with the provisions of Code Section 409A and any related Internal Revenue Service guidance promulgated thereunder.

ARTICLE IX. GENERAL PROVISIONS
9.1
This Plan shall be administered by the Committee, which shall maintain records to enable the Committee to identify Eligible Employees and/or beneficiaries who are entitled to receive Supplemental Pension Benefits or death benefits.

9.2
The right or interest of any person to a Supplemental Pension Benefit or a death benefit under this Plan shall not be subject to voluntary or involuntary alienation, assignment, or transfer of any kind.

9.3
The establishment of this Plan shall not confer any legal right to an Eligible Employee for continuation of employment, or interfere with the right of the Company and any Affiliate to discharge an Eligible Employee or to treat an Eligible Employee without regard to the impact that such treatment may have under this Plan.

9.4	Except to the extent that federal law is controlling, this Plan shall be construed and administered in accordance with the laws of the State of North Carolina.
9.5
Notwithstanding any Plan provisions herein to the contrary and, to the extent applicable, the Plan shall be interpreted, construed and administered (including with respect to any amendment, modification or termination of the Plan) in such a manner so as to comply with the provisions of Code Section 409A and any related Internal Revenue Service guidance promulgated thereunder.

ARTICLE X. CHANGE IN CONTROL
10.1	A “Potential Change in Control” shall be deemed to occur:
(a)	at the time the Company enters into an agreement, the consummation of which would result in a Change in Control; or
(b)
at the time the Company or any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) publicly announces an intention to take actions, which if consummated, would result in a Change in Control; or

(c)	the Board in its discretion determines, based on facts and circumstances, that a Change in Control is possible.
10.2
Upon or following the occurrence of a Potential Change in Control, if so directed by the Board in its sole discretion, the Company shall set aside in a grantor trust, either existing or to be established, such amount as may be determined by the Board not to exceed the projected benefit obligations under the Plan as of the anticipated date of the possible Change in Control, less any amounts previously set aside in a grantor trust to provide benefits under the Plan. If a Change in Control does not occur within a reasonable time after the date such funds are set aside, the funds, adjusted for any gains or losses, shall revert to the Company.

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IN WITNESS WHEREOF, the Company has caused this Plan to be executed this  _____  day of  _____,  _____, to be effective as specified above.

GOODRICH CORPORATION

By:

Its: